Exhibit 10.28.3
AMENDED AND RESTATED PROMISSORY NOTE

$87,975,000.00	Chicago, Illinois
December 14, 2007
          FOR VALUE RECEIVED FELCOR ESMERALDA (SPE), L.L.C., a Delaware limited liability company, having its principal place of business at c/o FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062 (“Hotel Owner”) and FELCOR ESMERALDA LEASING (SPE), L.L.C., a Delaware limited liability company, having its principal place of business at c/o FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062 (“Hotel Operator”; Hotel Owner and Hotel Operator, individually and collectively, as the context requires, with such determination to be made by Lender in its sole discretion, are referred to herein as “Borrower”), hereby unconditionally promise to pay to the order of GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation, as lender, having an address at 600 Steamboat Road, Greenwich, CT 06830 (“Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of EIGHTY SEVEN MILLION NINE HUNDRED SEVENTY FIVE THOUSAND and NO/100 DOLLARS ($87,975,000.00), in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate, and to be paid in accordance with the terms of this Note and that certain Loan Agreement, dated the date hereof, between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.
WITNESSETH:
     WHEREAS, the Lender is presently the owner and holder of that certain Promissory Note by WSRH Indian Wells, L.L.C., a Delaware limited liability company (“Prior Owner”) in favor of Lender (the “Original Note") dated April 9, 2007, representing an indebtedness in the original principal amount of Eighty Seven Million Nine Hundred Seventy Five Thousand and No/100 Dollars ($87,975,000.00) (the “Loan” );
     WHEREAS, Hotel Owner has acquired the Property from Prior Owner and Hotel Operator is leasing the Property from Hotel Owner pursuant to the terms and conditions set forth in that certain lease dated as of the date hereof between Hotel Owner and Hotel Operator (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Hotel Operating Lease”);
     WHEREAS, pursuant to the terms of that certain Assumption Agreement (the “Assumption Agreement") dated as of the date hereof, by and among Borrower, Lender and Prior Owner, Borrower has assumed the obligations of Prior Owner under the Original Note and the other documents evidencing and securing the Loan and Lender consented to the assumption of the Loan by Borrower in accordance with the terms and conditions set forth therein;

     WHEREAS, pursuant to the Assumption Agreement, Borrower and Lender have entered into that certain Amended and Restated Loan Agreement, dated as of the date hereof, between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”);
     NOW THEREFORE, in consideration of the covenants and agreements hereinafter set forth, and in and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree that all of the terms, provisions and obligations contained in the Original Note are hereby amended, restated and superseded in their entirety to read as follows:
     A. The outstanding principal balance of the Original Note as of the date here of is EIGHTY SEVEN MILLION NINE HUNDRED SEVENTY FIVE THOUSAND and NO/100 DOLLARS ($87,975,000.00).
     B. This Note amends, restates and replaces the Original Note in its entirety. This Note does not (i) extinguish the indebtedness under the Original Note, (ii) discharge or release any security or (iii) constitute a novation.
ARTICLE 1: PAYMENT TERMS
          Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in Article 2 of the Loan Agreement and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.
ARTICLE 2: DEFAULT AND ACCELERATION
          The Debt shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid on or prior to the date when due (beyond the expiration of any applicable grace periods) or if not paid on the Maturity Date or on the happening and continuance of any other Event of Default.
ARTICLE 3: LOAN DOCUMENTS
          This Note is secured by the Mortgage and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Mortgage and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.
ARTICLE 4: SAVINGS CLAUSE
          Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the Maximum Legal Rate, (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender and (c) if through any contingency or event Lender receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall be immediately returned to Borrower.
ARTICLE 5: NO ORAL CHANGE
          This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
ARTICLE 6: WAIVERS
          Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and, except as expressly provided in the Loan Documents, all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals or entities comprising the partnership, and the term “Borrower,” as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. If any Borrower is a limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the members comprising the limited liability company, and the term “Borrower” as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and their members shall not thereby be released from any liability. Nothing in the foregoing three sentences shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company, as applicable, which may be set forth in the Loan Agreement or any other Loan Document.

ARTICLE 7: TRANSFER
          Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred. Notwithstanding the foregoing, Lender shall endeavor in good faith (without liability for the failure to do so) to provide Borrower with notification of any change in the Person servicing the Loan; provided, however, it shall not constitute a default or Event of Default hereunder if due to such failure Borrower sends any payments required to be made hereunder to Lender or any predecessor Person servicing the Loan.
ARTICLE 8: EXCULPATION
          The provisions of Section 9.4 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.
ARTICLE 9: GOVERNING LAW
          Governing Law. (A) THE PARTIES HEREBY AGREE AND IRREVOCABLY ELECT THAT, IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
          (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE

JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:
CT CORPORATION SYSTEM
111 EIGHTH AVENUE, 13th FLOOR
NEW YORK, NEW YORK 10011
          AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
ARTICLE 10: NOTICES
          All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.
ARTICLE 11: STATE SPECIFIC PROVISIONS
          (a) With respect to the foregoing provisions contained in this Note, the following shall apply with respect to the State of California:
          (i) The following paragraph shall be inserted after Article 3 of this Note:
          (a) Prepayment. BY INITIALING BELOW, BORROWER EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT, PURSUANT TO THE TERMS OF THIS NOTE, IT HAS AGREED THAT IT HAS NO RIGHT TO PREPAY THE NOTE EXCEPT AS EXPRESSLY SET FORTH IN THE LOAN AGREEMENT AND THAT IT SHALL BE LIABLE FOR THE PAYMENT OF THE PREPAYMENT CHARGES FOR PREPAYMENT OF THIS NOTE UPON ACCELERATION OF THIS NOTE IN ACCORDANCE WITH THE TERMS OF THE LOAN AGREEMENT. FURTHER, BY INITIALING BELOW, BORROWER WAIVES ANY RIGHTS IT MAY HAVE UNDER SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE, OR ANY SUCCESSOR STATUTE, AND EXPRESSLY

ACKNOWLEDGES AND UNDERSTANDS THAT LENDER HAS MADE THE LOAN IN RELIANCE ON THE AGREEMENTS AND WAIVER OF BORROWER AND THAT LENDER WOULD NOT HAVE MADE THE LOAN WITHOUT SUCH AGREEMENTS AND WAIVER OF BORROWER.

CNN	Borrower’s Initials

CNN	Borrower’s Initials

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          IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.
BORROWER:
FELCOR ESMERALDA (SPE), L.L.C.,
a Delaware limited liability company

By:	/s/ Charles N. Nye
Name:	Charles N. Nye
Title:	Vice President

FELCOR ESMERALDA LEASING (SPE), L.L.C.,
a Delaware limited liability company

By:	/s/ Charles N. Nye
Name:	Charles N. Nye
Title:	Vice President